SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) July 18, 2017

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced second quarter and first six months of 2017 results through June 30, 2017.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Exhibits

--------

Exhibit 99.1

Press release dated July 18, 2017, announcing second quarter and first six months of 2017 earnings through June 30, 2017.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: July 18, 2017

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE SECOND QUARTER AND FIRST SIX MONTHS OF 2017

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported second quarter 2017 net income available to common shareholders of $1,389,000, or $0.07 per diluted common share.  This earnings performance was consistent with the second quarter of 2016 where net income available to common shareholders totaled $1,362,000, or $0.07 per diluted common share.  For the six month period ended June 30, 2017, the Company reported net income available to common shareholders of $2,737,000, or $0.15 per diluted common share.  This represents a significant improvement of $2.7 million from the six month period of 2016 where net income available to common shareholders totaled $80,000, which rounds to $0.00 per diluted common share.  The following table highlights the Company’s financial performance for both the three and six month periods ended June 30, 2017 and 2016:

	Second Quarter 2017	Second Quarter 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016

Net income	$1,389,000	$1,362,000	$2,737,000	$95,000
Net income available to common shareholders	$1,389,000	$1,362,000	$2,737,000	$80,000
Diluted earnings per share	$ 0.07	$ 0.07	$ 0.15	$ 0.00

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2017 financial results: “In the first half of 2017, we have carefully managed our balance sheet to achieve controlled growth which provides us with the flexibility to return more capital to our shareholders.  This growth in earning assets, combined with favorable positioning for higher interest rates, contributed to a 3.4% increase in net interest income which helped support earnings per share growth.  As a result of our improved net income, we returned 89% of our earnings for the first six months of 2017 to our shareholders through accretive stock buybacks and cash dividends.”

The Company’s net interest income in the second quarter of 2017 increased by $413,000, or 4.9%, from the prior year’s second quarter and for the first six months of 2017 increased by $576,000, or 3.4%, when compared to the first six months of 2016.  The Company’s net interest margin was 3.27% for both the second quarter and for the first six months of 2017 representing an improvement of four basis points from the prior year’s second quarter while matching the level achieved in the first six months of 2016.  The quarter versus quarter improvement in net interest income is a result of a higher level of total earning assets and the improved net interest margin performance.  The Company continues to grow earning assets while also controlling its cost of funds through disciplined deposit pricing.  Specifically, the earning asset growth occurred in both the investment securities portfolio and the loan portfolio.  Total investment securities averaged $173 million in the second quarter of 2017 which is $28.1 million, or 19.4%, higher than the $145 million average for the second quarter of 2016.  Investment securities have also averaged $171 million for the six month time period which is $27.1 million, or 18.9%, higher than the six month 2016 average.  Total loans averaged $900 million in the second quarter of 2017 which is $11.3 million, or 1.3%, higher than the $889 million average for the second quarter of 2016.  Total loans averaged $895 million in the first half of 2017 which is $10.1 million, or 1.1%, higher than the 2016 first six month average.

The growth in the investment securities portfolio is the result of management electing to diversify the mix of the investment securities portfolio through purchases of high quality corporate and taxable municipal securities.  This revised strategy for securities purchases was facilitated by the increase in national interest rates that resulted in improved opportunities to purchase additional securities and grow the portfolio.  As a result, interest on investments increased between the second quarter of 2017 and the second quarter of 2016 by $293,000 or 29.9% and increased in the first half of 2017 from the first half of 2016 by $528,000 or 27.3%.  The growth in the loan portfolio reflects the successful results of the Company’s business development efforts, with an emphasis on generating commercial loans and commercial real estate loans particularly through its loan production offices.  Loan interest income increased by $369,000, or 3.9%, between the second quarter of 2017 and the second quarter of 2016 and also increased by $460,000, or 2.4%, in the first six months of 2017 when compared to last year.  The higher loan interest income also reflects the upward repricing of certain loans tied to LIBOR or the prime rate as both of these indices have moved up with the Federal Reserve’s decision to increase the target federal funds interest rate by 25 basis points in December of 2016, March of 2017, and again in June of 2017. Overall, total interest income increased by $988,000, or 4.7%, in the first half of 2017.

Total interest expense for the second quarter of 2017 increased by $249,000, or 13.1%, and increased by $412,000, or 10.9%, in the first six months of 2017 when compared to 2016, due to higher levels of both deposit and borrowing interest expense.  The Company experienced growth in deposits which we believe reflects the loyalty of our core deposit base that provides a strong foundation upon which this growth builds.  Management’s ability to acquire new core deposit funding from outside of our traditional market areas as well as our ongoing efforts to offer new loan customers deposit products were the primary reasons for this growth.  Specifically, total deposits averaged $975 million for the first half of 2017 which is $42.9 million, or 4.6%, higher than the $933 million average for the first half of 2016.  Deposit interest expense through six months in 2017 increased by $356,000, or 13.8%, due to the higher balance of deposits along with certain indexed money market accounts repricing upward after the Federal Reserve interest rate increases.  As a result of the strong deposit growth, the Company’s loan to deposit ratio averaged 91.8% in the first half of 2017 which indicates that the Company has ample room to further grow its loan portfolio in 2017.  The Company experienced a $56,000 increase in the interest cost for borrowings in the first six months of 2017 due to the immediate impact that the increases in the Federal Funds Rate had on the cost of borrowed funds.  In the first half of 2017, total average FHLB borrowed funds of $62 million decreased slightly by $3.5 million, or 5.3%.

The Company recorded a $325,000 provision for loan losses in the second quarter of 2017 compared to a $250,000 provision for loan losses in the second quarter of 2016.  For the six month period in 2017, the Company recorded a $550,000 provision for loan losses compared to $3,350,000 provision for loan losses in 2016 or a decrease of $2.8 million between years.  Both, the loan loss provision and net charge-offs were at more typical levels this year than the substantially higher levels that were necessary early last year to resolve a troubled loan exposure to the energy industry.  The provision recorded in 2017 supported the continuing loan growth, a higher level of criticized loans and more than covered the low level of net loan charge-offs incurred in the first six months of 2017.  For the six month timeframe, the Company experienced net loan charge-offs of $91,000, or 0.02% of total loans in 2017 compared to net loan charge-offs of $3.5 million, or 0.80%, of total loans in 2016.  Overall, the Company continued to maintain strong asset quality as its non-performing assets totaled $2.4 million, or 0.26%, of total loans, at June 30, 2017.  In summary, the allowance for loan losses provided a strong 440% coverage of non-performing loans, and 1.16% of total loans, at June 30, 2017, compared to 612% coverage of non-performing loans, and 1.12% of total loans, at December 31, 2016.

Total non-interest income in the second quarter of 2017 increased by $13,000, or 0.3%, from the prior year’s second quarter, and for the first six months of 2017 increased by $138,000, or 1.9%, when compared to the first six months of 2016.  For the second quarter of 2017, the increase was due to higher revenue from bank owned life insurance (BOLI) by $141,000 due to the receipt of a death claim.  This more than offset lower trust and investment advisory fees by $43,000, service charges on deposits declining by $19,000 due to reduced overdraft fee income and a lower level of mortgage related fees by $15,000.  For the six month period, a $115,000 increase in revenue from BOLI as well as a greater level of other income by $88,000 and trust and investment advisory fees increasing by $48,000 more than offset lower levels of service charges on deposits by $60,000 and a reduced recognition of gains from security sales by $58,000.  Within other income there was an increase in revenue from our financial services business unit by $153,000 as wealth management continues to be an important strategic focus of the Company.

The Company’s total non-interest expense in the second quarter of 2017 increased by $278,000, or 2.8%, when compared to the second quarter of 2016, and for the first half of 2017 decreased by $348,000, or 1.7%.  The increase in the second quarter of 2017 is attributed to a higher level of professional fees by $223,000 and salaries & employee benefits by $111,000.  The increase to professional fees was due to higher legal costs and additional professional services expenses that were related to technology improvements.  These items more than offset reduced occupancy expense by $51,000 due to improved efficiencies and lower FDIC insurance expense by $36,000.  For the six month period, the $348,000 decrease in non-interest expense in 2017 was primarily attributable to the Company’s ongoing profitability improvement initiatives.  Specifically, salaries and employee benefits were down by $45,000 as there were seven fewer full time equivalent employees in the first half of 2017 due primarily to a branch consolidation and closure of an unprofitable loan production office.  This ongoing focus to reduce and control non-interest expense was also evident in occupancy expense, which decreased by $114,000, or 8.0% and other expenses which decreased by $100,000 or 2.9% in the first half of 2017.  Finally, reduced FDIC insurance by $55,000 also contributed to the favorable six month comparison.  Overall, the continued focus on expense control and rationalization results in the efficiency ratio improving through six months from 85.61% in 2016 to 81.75% in 2017.  The Company recorded an income tax expense of $1,248,000, or an effective tax rate of 31.3%, in the first half of 2017.  This compares to an income tax expense of $28,000, or an effective tax rate of 22.8%, for the first half of 2016.

The Company had total assets of $1.17 billion, shareholders’ equity of $96.3 million, a book value of $5.21 per common share and a tangible book value of $4.57 per common share at June 30, 2017.  In accordance with the common stock buyback program announced on January 24, 2017, the Company returned $1,870,000 of capital to its shareholders through the repurchase of 465,956 shares of its common stock in the first half of 2017.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

June 30, 2017

(In thousands, except per share and ratio data)

(Unaudited)

2017

	1QTR	2QTR	YEAR
			TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,348	$1,389	$2,737
Net income available to common shareholders	1,348	1,389	2,737

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.47%	0.48%	0.47%
Return on average equity	5.74	5.81	5.77
Net interest margin	3.27	3.27	3.27
Net charge-offs as a percentage of average loans	0.04	0.01	0.02
Loan loss provision as a percentage of average loans	0.10	0.14	0.12
Efficiency ratio	82.04	81.47	81.75

PER COMMON SHARE:
Net income:
Basic	$0.07	$0.07	$0.15
Average number of common shares outstanding	18,814	18,580	18,696
Diluted	0.07	0.07	0.15
Average number of common shares outstanding	18,922	18,699	18,808
Cash dividends declared	$0.015	$0.015	$0.03

2016

	1QTR	2QTR	YEAR
			TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$(1,267)	$1,362	$95
Net income (loss) available to common shareholders	(1,282)	1,362	80

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	(0.45)%	0.48%	0.02%
Return on average equity	(4.86)	5.60	2.66
Net interest margin	3.30	3.23	3.27
Net charge-offs as a percentage of average loans	1.60	0.01	0.80
Loan loss provision as a percentage of average loans	1.42	0.11	0.76
Efficiency ratio	89.24	82.05	85.61

PER COMMON SHARE:
Net income (loss):
Basic	$(0.07)	$0.07	$0.00
Average number of common shares outstanding	18,884	18,897	18,890
Diluted	(0.07)	0.07	0.00
Average number of common shares outstanding	18,884	18,948	18,943
Cash dividends declared	$0.01	$0.01	$0.02

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(Unaudited)

2017

	1QTR	2QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,172,127	$1,171,962
Short-term investments/overnight funds	8,320	8,389
Investment securities	165,781	168,367
Loans and loans held for sale	899,456	897,876
Allowance for loan losses	10,080	10,391
Goodwill	11,944	11,944
Deposits	964,776	956,375
FHLB borrowings	79,718	87,143
Subordinated debt, net	7,447	7,453
Shareholders’ equity	95,604	96,277
Non-performing assets	1,488	2,362
Tangible common equity ratio	7.21	7.27
Total capital (to risk weighted assets) ratio	13.03	13.13
PER COMMON SHARE:
Book value	$5.12	$5.21
Tangible book value	4.48	4.57
Market value	3.75	4.15
Trust assets – fair market value (A)	$2,025,304	$2,070,212

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	307	308
Branch locations	16	16
Common shares outstanding	18,666,520	18,461,628

2016

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,121,701	$1,142,492	$1,145,655	$1,153,780
Short-term investments/overnight funds	5,556	6,836	8,279	8,966
Investment securities	139,000	145,753	145,609	157,742
Loans and loans held for sale	882,410	895,513	896,301	886,858
Allowance for loan losses	9,520	9,746	9,726	9,932
Goodwill	11,944	11,944	11,944	11,944
Deposits	906,773	940,931	962,736	967,786
FHLB borrowings	88,952	72,617	56,943	58,296
Subordinated debt, net	7,424	7,430	7,435	7,441
Shareholders’ equity	97,589	99,232	100,044	95,395
Non-performing assets	3,007	2,230	1,907	1,624
Tangible common equity ratio	7.72	7.72	7.77	7.31
Total capital (to risk weighted assets) ratio	13.11	13.04	13.17	13.15
PER COMMON SHARE:
Book value	$5.16	$5.25	$5.29	$5.05
Tangible book value	4.53	4.62	4.66	4.41
Market value	2.99	3.02	3.32	3.70
Trust assets – fair market value (A)	$1,974,180	$1,982,868	$2,011,344	$1,992,978

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	317	311	310	305
Branch locations	16	16	16	16
Common shares outstanding	18,894,561	18,896,876	18,903,472	18,903,472

NOTES:

        (A) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Unaudited)

2017

	1QTR	2QTR	YEAR
INTEREST INCOME			TO DATE
Interest and fees on loans	$9,556	$9,778	$19,334
Interest on investments	1,192	1,273	2,465
Total Interest Income	10,748	11,051	21,799

INTEREST EXPENSE
Deposits	1,436	1,504	2,940
All borrowings	591	648	1,239
Total Interest Expense	2,027	2,152	4,179

NET INTEREST INCOME	8,721	8,899	17,620
Provision for loan losses	225	325	550
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,496	8,574	17,070

NON-INTEREST INCOME
Trust and investment advisory fees	2,166	2,081	4,247
Service charges on deposit accounts	374	385	759
Net realized gains on loans held for sale	114	186	300
Mortgage related fees	75	83	158
Net realized gains on investment securities	27	32	59
Bank owned life insurance	141	310	451
Other income	665	678	1,343
Total Non-Interest Income	3,562	3,755	7,317

NON-INTEREST EXPENSE
Salaries and employee benefits	6,010	5,979	11,989
Net occupancy expense	674	639	1,313
Equipment expense	419	434	853
Professional fees	1,200	1,415	2,615
FDIC deposit insurance expense	160	152	312
Other expenses	1,622	1,698	3,320
Total Non-Interest Expense	10,085	10,317	20,402

PRETAX INCOME	1,973	2,012	3,985
Income tax expense	625	623	1,248
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	1,348	1,389	2,737

2016

	1QTR	2QTR	YEAR
INTEREST INCOME			TO DATE
Interest and fees on loans	$9,465	$9,409	$18,874
Interest on investments	957	980	1,937
Total Interest Income	10,422	10,389	20,811

INTEREST EXPENSE
Deposits	1,254	1,330	2,584
All borrowings	610	573	1,183
Total Interest Expense	1,864	1,903	3,767

NET INTEREST INCOME	8,558	8,486	17,044
Provision for loan losses	3,100	250	3,350
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,458	8,236	13,694

NON-INTEREST INCOME
Trust and investment advisory fees	2,075	2,124	4,199
Service charges on deposit accounts	415	404	819
Net realized gains on loans held for sale	107	185	292
Mortgage related fees	63	98	161
Net realized gains on investment securities	57	60	117
Bank owned life insurance	167	169	336
Other income	553	702	1,255
Total Non-Interest Income	3,437	3,742	7,179

NON-INTEREST EXPENSE
Salaries and employee benefits	6,166	5,868	12,034
Net occupancy expense	737	690	1,427
Equipment expense	436	409	845
Professional fees	1,465	1,192	2,657
FDIC deposit insurance expense	179	188	367
Other expenses	1,728	1,692	3,420
Total Non-Interest Expense	10,711	10,039	20,750

PRETAX INCOME (LOSS)	(1,816)	1,939	123
Income tax expense (benefit)	(549)	577	28
NET INCOME (LOSS)	(1,267)	1,362	95
Preferred stock dividends	15	-	15
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(1,282)	$1,362	$80

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

Average Balance Sheet Data (In thousands)

(Unaudited)

2017

2016

		SIX		SIX
	2QTR	MONTHS	2QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$900,156	$895,032	$888,839	$884,951
Short-term investment in money market funds	7,285	7,613	10,208	9,082
Deposits with banks	1,030	1,030	1,065	2,275
Total investment securities	172,908	170,585	144,808	143,484
Total interest earning assets	1,081,379	1,074,260	1,044,920	1,039,792

Non-interest earning assets:
Cash and due from banks	22,231	22,280	19,235	18,987
Premises and equipment	12,013	11,909	11,969	12,030
Other assets	67,628	67,710	68,640	68,195
Allowance for loan losses	(10,281)	(10,167)	(9,652)	(9,769)

Total assets	$1,172,970	$1,165,992	$1,135,112	$1,129,235

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$130,744	$129,138	$ 108,615	$ 104,954
Savings	98,119	97,686	96,551	95,927
Money market	274,116	276,464	275,888	270,161
Other time	290,910	289,869	290,482	279,143
Total interest bearing deposits	793,889	793,157	771,536	750,185
Borrowings:
Federal funds purchased and other short-term borrowings	24,127	16,495	3,682	16,565
Advances from Federal Home Loan Bank	45,824	45,679	49,081	49,108
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Subordinated debt	7,650	7,650	7,650	7,650
Total interest bearing liabilities	884,575	876,066	845,034	836,593

Non-interest bearing liabilities:
Demand deposits	180,885	182,209	183,547	182,322
Other liabilities	11,646	12,130	8,752	9,061
Shareholders’ equity	95,864	95,587	97,779	101,259
Total liabilities and shareholders’ equity	$1,172,970	$1,165,992	$1,135,112	$1,129,235